EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Southwest Georgia Financial Corporation and subsidiaries of our report dated March 28, 2012 related to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Southwest Georgia Financial Corporation for the year ended December 31, 2011.

/s/ THIGPEN, JONES, SEATON & CO., P.C.

Dublin, Georgia

October 11, 2012